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                                                               [CONFORMED COPY]


                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 15, 1996, by and between Rose Hills Acquisition Corp., a Delaware corporation (the "Company"), and Smith Barney Inc. (the "Initial Purchaser").

         This Agreement is made pursuant to the Purchase Agreement dated November 14, 1996, between the Company and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of $80,000,000 9 1/2% Senior Subordinated Notes due 2004 (the "Notes"). The Notes are to be issued by the Company pursuant to the provisions of an Indenture dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

         In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights with respect to the Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1.  Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Acquisition Transaction" shall mean, collectively, the acquisition of Roses, Inc. and its subsidiaries (the "Mortuary") through the merger of a subsidiary of the Company with and into Roses, Inc., the acquisition of the cemetery related assets and liabilities of Rose Hills Memorial Park Association

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(the "Association") by a subsidiary of the Company, the contribution by a subsidiary of Loewen Group International Inc. ("LGII") to Tudor Holding Company to be renamed Rose Hills Holdings Corp. ("RH Holdings"), the parent of the Company, by RH Holdings to the Company, and by the Company to certain of its subsidiaries, of 14 additional funeral homes and two combination funeral home and cemetery properties currently owned or leased by LGII or its affiliates, the initial borrowing under the Bank Credit Facilities (as defined herein) and the issuance and sale of the Notes.

         "Agreement and Plan of Merger" shall mean the Agreement and Plan of Merger dated September 19, 1996 by and among the Mortuary, the Stockholders of the Mortuary and the Company, as amended.

          "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of September 19, 1996 by and between the Association and the Company, as amended.

         "Closing Date" shall mean the later of the date of original issuance of the Notes and the date on which the Acquisition Transaction is consummated.

         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "Escrow Agreement" shall mean the Escrow Agreement by and between the Company and the Trustee to be dated as of November 18, 1996.

         "Exchange Date" shall have the meaning set forth in Section 2(a)(ii).

         "Exchange Notes" shall mean securities issued by the Company under an indenture and containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from November 15, 1996 and (ii) the Exchange Notes will not provide for an increase in the rate of interest and will not ontain terms with respect to transfer restrictions) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

         "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for all Notes that are Registrable Notes pursuant to Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

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         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

         "Indenture" shall have the meaning set forth in the preamble.


         "Initial Purchaser" shall have the meaning set forth in the preamble.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that, for purposes of Section 6(b), whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchaser or subsequent Holders of Registrable Notes if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "Offer Termination Date" shall have the meaning set forth in Section 2(a)(iv).

         "Participating Broker-Dealer" shall have the meaning set forth in
Section 4(a) hereof.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other

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amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes (i) when a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of or exchanged pursuant to such Registration Statement, (ii) upon the expiration of the Exchange Offer period with respect to any Exchange Offer Registration Statement if all Registrable Notes validly tendered in connection with such Exchange Offer shall have been exchanged for Exchange Notes, (iii) when such Notes have been sold or are eligible for sale to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) when such Notes shall have ceased to be outstanding; provided, however, that if an opinion of counsel as described in Section 2(d)(i)(B) is delivered to the Company, then Notes held by the Initial Purchaser shall not cease to be Registrable Notes solely by reason of clause (ii) above.


         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing, at the request of the Company, any Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders incurred on or before the initial effectiveness of the Shelf Registration Statement, which counsel shall be counsel for the Initial Purchaser or other counsel selected by the Company and not objected to by the Majority Holders ("counsel for the Holders"), and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

         "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to

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the provisions of this Agreement and all amendments and supplements to any such
Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "TIA" shall have the meaning set forth in Section 3(1) hereof.

         "Trustee" shall have the meaning set forth in the preamble.

         2. Registration under the 1933 Act.


         (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall use its best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes, to have such Registration Statement remain effective until the closing of the Exchange Offer and to consummate the Exchange Offer on or prior to the date that is 210 days after the Closing Date. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 30 days after such effective date. For purposes hereof, "consummate" shall mean that the Exchange Offer Registration Statement shall have been declared effective, subject to Section 2(b), the period of the Exchange Offer provided in accordance with clause (ii) below shall have expired and all Registrable Notes validly tendered and not withdrawn in connection with such Exchange Offer shall have been exchanged for Exchange Notes. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

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              (i) that the Exchange Offer is being made pursuant to this
     Registration Rights Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

              (ii) the dates of acceptance for exchange (which shall be a period of at least 20 days from the date such notice is mailed) (each such date being an "Exchange Date");

              (iii) that any Registrable Note not tendered will remain outstanding and continues to accrue interest, but will not retain any rights under this Agreement;

              (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date (the "Offer Termination Date"); and

              (v) that Holders will be entitled to withdraw their election, not later than the close of business on the Offer Termination Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Registration Notes exchanged.

         As soon as practicable after the Offer Termination Date, the Company shall:


         (A) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

         (B) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Note equal in aggregate principal amount to the aggregate principal amount of the Registrable Notes surrendered by such Holder.

         The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions,

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other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. The Company shall inform the Initial Purchaser of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

         Each Holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (i) such Holder is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) the Exchange Notes being acquired by it pursuant to the Exchange Offer are being obtained in the ordinary course of its business and (iii) that it has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes. If such Holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for the Registrable Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

         (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated a soon as practicable after the Offer Termination Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 210 days after the Closing Date or (iii) the Initial Purchaser or any Holder shall so request pursuant to the terms set forth in
Section 2(d)(i)(B) below, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, such 210th day or the day such notice is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC; provided, however, that no Holder of Registrable Notes (other than the Initial Purchaser) shall be entitled to have the Registrable Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchaser after completion of the Exchange Offer. The Company agrees to use

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its best efforts to keep the Shelf Registration Statement continuously effective until 180 days from the effective date thereof or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be.

         (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. As provided herein, additional interest (the "Additional Interest") (in addition to the interest otherwise due on the Notes after such date) shall be accrued on the Notes as follows:

              (i) (A) if an Exchange Offer Registration Statement or, in the event that due to a change in current interpretations by the SEC the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement is not filed within 60 days following the Closing Date or (B) in the event that within 30 days after the consummation of the Exchange Offer (the "Prescribed Time Period") any Holder or Holders of the Registrable

     Notes shall notify the Company that such Holders (x) have received an opinion of counsel to

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     the effect that such Holder or Holders are prohibited by applicable law or
     SEC policy from participating in the Exchange Offer, (y) have received an opinion of counsel to the effect that such Holder or Holders may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) are broker-dealers and hold Registrable Notes acquired directly from the Company or an "affiliate" of the Company, if a Shelf Registration Statement is not filed within 45 days after expiration of the Prescribed Time Period, then, commencing on the 61st day after the Closing Date or the 46th day after the expiration of the Prescribed Time Period, as the case may be, Additional Interest shall be accrued on the Notes (or, in the case of Clause (B), those Notes held by Holders within the subclause (x), (y) or (z)) over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 61st day after the Closing Date or the 46th day after the expiration of the Prescribed Time Period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

              (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to Section 2(d)(i) hereof and is not declared effective within 180 days following either the Closing Date or the expiration of the Prescribed Time Period, as the case may be, then commencing on the 181st day after either the Closing Date or the expiration of the Prescribed Time Period, as the case may be, Additional Interest shall be accrued on the Registrable Notes affected by such failure over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 181st day after the Closing Date or the expiration of the Prescribed Time Period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

              (iii) if either (A) the Company has not exchanged Exchange Notes for all Registrable Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to 180 days from its original effective date, then Additional Interest shall be accrued on the Registrable Notes

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     affected thereby over and above the accrued interest at a rate of .50% per annum for the first 60 days immediately following the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 60-day period;

provided, however, that the Additional Interest rate on the Registrable Notes may not exceed 1.5% per annum; and provided further that (i) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (d)(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (d)
(ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes validly tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to 180 days from its original effective date (in the case of (d)(iii) above), Additional Interest on the Registrable Notes as a result of such clause (i),
(ii) or (iii) shall cease to accrue.

         Any amounts of Additional Interest due pursuant to clause (i), or (ii) or (iii) above will be payable in cash on the interest payment dates of the Registrable Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months), and the denominator of which is 360.

         If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer provided that it has accepted all Registrable Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Registrable Notes not tendered in the Exchange Offer shall bear interest at the same rate as in effect at the time of issuance of the Registrable Notes.

         (e) Without limiting the remedies available to the Initial Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damage for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

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         3. Registration Procedures.

         In connection with the obligations, if any, of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall reasonably promptly:

         (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

         (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes to which such Shelf Registration Statement relates, to counsel for the Initial Purchaser and to counsel for the Holders, without charge, one copy of the Registration Statement and Exhibits thereto and as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto, as requested to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

         (d) use its best efforts (i) to register or qualify the Registrable Notes under all applicable state securities or blue sky laws or such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and

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do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not so subject;

         (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) and, if requested by such Persons, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

         (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

         (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends

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(unless required by applicable securities laws) and enable such Registrable
Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

         (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) and make such of the representatives of the Company as shall be reasonably requested by the Initial Pur haser or its counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) available for discussion of such document, and not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus, of which the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall reasonably object promptly in light of the circumstances;

         (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes (if applicable), as the case may be, not later than the effective date of a Registration Statement;

         (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

         (m) in the case of a Shelf Registration, make reasonably available for inspection by one representative of the Holders of the Registrable Notes, counsel for the Holders and accountants designated by the Holders and reasonably acceptable to the Company, at reasonable times and in a reasonable manner and subject to the execution of customary confidentiality agreements, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested, and as is customary for similar due diligence examinations, by any such representative, attorney or accountant in connection with a Shelf Registration Statement;

         (n) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such

Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be included in such filing; and

         (o) in the case of a Shelf Registration, if the Initial Purchaser on behalf of the Holders shall so request, enter into such customary agreements and take all such other reasonable actions in connection therewith (including, those reasonably requested by counsel for the Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, (i) to the extent possible, make such representations and warranties to the Holders of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) use its best efforts to obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to counsel to the Holders) addressed to each selling Holder of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) use its best efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Holders to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting agreement.

         In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to promptly furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii) through (v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. Each Holder agrees to indemnify the Company, the Initial Purchaser and the other selling Holders and each of their respective officers and directors who sign the Registration Statement and each person, if any, who controls any such person for any losses, claims, damages and liabilities caused by the failure of such Holder to discontinue disposition of Registrable Notes after receipt of the notice referred to in the preceding sentence or the failure of such Holder to comply with applicable prospectus delivery requirements with respect to any Prospectus (including, but not limited to, any amended or supplemented Prospectus) provided by the Company for such use.

         4. Participation of Broker-Dealers in Exchange Offer.

         (a) The Company understands that the staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the

1933 Act in connection with any resale of such Exchange Notes and, therefore, must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer.

         The Company understands that it is the staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

         (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees: to cause the Exchange Offer Registration Statement to remain effective for a period 180 days after the Offer Termination Date (or such earlier date as each Participating Broker-Dealer shall have notified the Company in writing that such Participating Broker-Dealer has resold all such Exchange Notes received in the Exchange Offer) an shall amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i) for such a period, and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4.

         (c) The Initial Purchaser shall have no liability to the Company or any Holder for costs and expenses of the Exchange Offer Registration with respect to any request that they make pursuant to Section 4(b) above.

         5. Indemnification and Contribution.

         (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by a Participating Broker-Dealer or the Initial Purchaser, as applicable, the Company agrees to indemnify and hold harmless the Initial Purchaser, each Holder and each Person, if any who controls the Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference), or arising out of or based upon any omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Holder furnished in writing to the Company by or on behalf of any Holder expressly for use in connection therewith ("Holder's Information"); provided, however, that the indemnification contained in this paragraph (a) with respect to such Registration Statement or Prospectus shall not inure to the benefit of any Holder or any such controlling person on account of any such loss, claim, damages or liabilities caused by the failure of such person to discontinue disposition of Registrable Notes after receipt of the notice referred to in the final paragraph of Section 3 hereof; provided, further, that with respect to any such untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any indemnified person from whom the person asserting any such loss, claim, damage or liability received Registrable Notes or Exchange Notes if such persons did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes to such person in any case where such delivery is required by the 1993 Act and the untrue statement or omission was corrected in the final prospectus unless such failure to deliver the final prospectus was a result of noncompliance by the Company with Sections 4(c) and 4(g).

         (b) If any action, suit or proceeding shall be brought against any Holder or any person controlling any Holder in respect of which indemnity may be sought against the Company, such Holder or such controlling person shall promptly notify the Company in writing thereof, and the Company shall be entitled to assume the defense thereof, including the employment of counsel and payment of all fees and expenses. If the Company so assumes the defense, such Holder shall use all reasonable best efforts to cooperate with the Company in the defense of such action, suit or proceeding. Such Holder or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel within a reasonable time after notice of the commencement of such action, suit or proceeding is received, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Holder or such controlling person and the Company and such Holder or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or Holder or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Holders and controlling persons, which firm shall be designated in writing by Smith Barney Inc. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Holder and any such controlling person from and against any loss, claim, damage, liability or expense by reason of settlement or judgment, to the extent provided in the preceding paragraph.

         (c) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Holder, but only with respect to the Holder's Information. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling persons based on any Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto), and in respect of which indemnity may be sought against any Holder pursuant to this paragraph (c), such Holder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Holder's expense), and the Company, its directors and officers, and any such controlling persons shall have the rights and duties given to the Holders by paragraph (b) above.

         (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a r sult of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 5 are several in proportion to the number of Notes purchased by such Holder and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the ubject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses (including counsel fees pursuant to paragraph (b) above) for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person controlling any Holder, the Company's directors or officers or any person controlling the Company, (ii) acceptance of any Exchange Notes and
(iii) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

         6. Miscellaneous.

         (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes; provided, however, that no departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

         All such notices and communications shall be deemed to have been duly given at the time delivered, if personally delivered; five business days after being deposited in the mail, postage pre-paid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferees of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchaser shall have no liability or obligation to the Company with respect to any failure by a Holder (other than the Initial Purchaser) to comply with, or any breach by any Holder of, the obligations of such Holder under this Agreement.

         (e) Third Party Beneficiary. The Holders (with the exception of the Initial Purchaser) shall be third party beneficiaries to the agreements made hereunder between the Company and the Initial Purchaser and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. This Agre ment shall be governed by laws of the State of New York.

         (i) Severability. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Termination. This Agreement shall terminate upon the redemption of the Notes pursuant to the terms of the Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                ROSE HILLS ACQUISITION CORP.


                                By /s/ Chinh Chu
                                   ----------------------------------------
                                   Name: Chinh Chu
                                   Title: Director



Confirmed and accepted as of
 the date first above written:

SMITH BARNEY INC.


By /s/ Michael Del Giudice
   -----------------------------------
   Name: Michael Del Giudice
   Title: Vice President